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                                                                    Exhibit a(3)

                         CITIFUNDS TAX FREE INCOME TRUST

                              AMENDED AND RESTATED
                   ESTABLISHMENT AND DESIGNATION OF SERIES OF
                SHARES OF BENEFICIAL INTEREST (WITHOUT PAR VALUE)


         Pursuant to Section 6.9 of the Declaration of Trust, dated May 27, 1986, as amended (the "Declaration of Trust"), of CitiFunds Tax Free Income Trust (formerly, Landmark Tax Free Income Funds) (the "Trust"), the undersigned, being a majority of the Trustees of the Trust, do hereby amend and restate the Trust's existing Establishment and Designation of Series of Shares of Beneficial Interest (without par value) in order to change the name of each series of Shares (as defined in the Declaration of Trust) of the Trust which were previously established and designated. No other changes to the special and relative rights of the existing series are intended by this amendment and restatement.

         1. The series previously designated with the name listed under "Former Name" below are hereby redesignated with the new name listed under "New Name" below:

         FORMER NAME                               NEW NAME
         CitiFunds California Tax Free             Citi California Tax Free
         Income Portfolio                          Income Fund
         CitiFunds National Tax Free               Citi National Tax Free
         Income Portfolio                          Income Fund
         CitiFunds New York Tax Free               Citi New York Tax Free
         Income Portfolio                          Income Fund

         2. Each series shall be authorized to invest in cash, securities, instruments and other property as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of each series. Each Share of each series shall be redeemable, shall be entitled to one vote or fraction thereof in respect of a fractional share on matters on which shares of that series shall be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated or belonging to such series, and shall be entitled to receive its pro rata share of the net assets of such series upon liquidation of the series, all as provided in Section 6.9 of the Declaration of Trust.

         3. Shareholders of each series shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to each series as provided in, Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rule, and by the Declaration of Trust.

         4. The assets and liabilities of the Trust shall be allocated to each series as set forth in Section 6.9 of the Declaration of Trust.

         5. Subject to the provisions of Section 6.9 and Article IX of the Declaration of Trust, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of any series now or hereafter created or otherwise to change the special and relative rights of any such series.

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         IN WITNESS WHEREOF, the undersigned have executed this Establishment and Designation of Series on separate counterparts this 5th day of September, 2000.


Elliott J. Berv                     Philip W. Coolidge
-------------------------------     -------------------------------
ELLIOTT J. BERV                     PHILIP W. COOLIDGE
As Trustee and Not Individually     As Trustee and Not Individually


Mark T. Finn                        Riley C. Gilley
-------------------------------     -------------------------------
MARK T. FINN                        RILEY C. GILLEY
As Trustee and Not Individually     As Trustee and Not Individually


                                    Susan B. Kerley
-------------------------------     -------------------------------
DIANA R. HARRINGTON                 SUSAN B. KERLEY
As Trustee and Not Individually     As Trustee and Not Individually


                                    Walter E. Robb, III
-------------------------------     -------------------------------
C. OSCAR MORONG, JR.                WALTER E. ROBB, III
As Trustee and Not Individually     As Trustee and Not Individually


E. Kirby Warren
-------------------------------
E. KIRBY WARREN
As Trustee and Not Individually